UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

HG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 355-4610

Not Applicable (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

On August 21, 2019, HG Holdings, Inc. (the “Company”) delivered a notice of default (the “Notice of Default”) to Stanley Furniture Company LLC (the “Borrower”) under the Second Amended and Restated Subordinated Secured Promissory Note, dated as of February 7, 2019 (the “Note”), issued by the Borrower to the Company. The Company delivered the Notice of Default after receiving information from Alterna Capital Solutions, LLC (“Alterna”) that the Borrower is presently in default (the “Senior Default”) under its credit facility with Alterna. As a result of the Senior Default, an immediate Event of Default (as defined in the Note) has occurred under the Note. In the Notice of Default, the Company expressly reserved any and all of the rights, powers, privileges and remedies available to it under the Note, related documents and applicable law.

As previously reported, when the Borrower closed and funded under its credit facility with Alterna in February 2019, the Company and Alterna entered into an Intercreditor and Subordination Agreement, dated February 25, 2019 (the “Subordination Agreement”). As a result of the Senior Default, the Company is not permitted to receive interest or any other payments in respect of the Note under the terms of the Subordination Agreement until there is no longer an event of default under Borrower’s credit facility with Alterna or to take action with respect to collateral securing the Note until Borrower has satisfied its indebtedness to Alterna under Borrower’s credit facility with Alterna.

In view of the impairment loss recorded by the Company in the second quarter of 2019 with respect to the Note, the Company does not anticipate recording any additional impairment charges at this time as a result of the Event of Default. As of June 30, 2019, the outstanding principal amount of the Note was $3.2 million and the carrying value of the Note was $1.3 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: August 26, 2019	By:	/s/ Bradley G. Garner
Bradley G. Garner
Principal Financial and Accounting Officer